UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2012
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 21, 2012, Nu Skin Enterprises, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were approved by the Company’s stockholders at the Annual Meeting:

•	The election of a Board of Directors consisting of eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

•	The advisory approval of the Company’s executive compensation;

•	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

The preliminary voting results were as follows:

	For	Withhold	Against	Abstain	Broker Non-Votes
Election of Directors
Nevin N. Andersen	42,783,674	7,854,079	-	-	4,442,666
Daniel W. Campbell	45,139,706	5,498,047	-	-	4,442,666
M. Truman Hunt	50,465,177	172,576	-	-	4,442,666
Andrew D. Lipman	49,520,627	1,117,126	-	-	4,442,666
Steven J. Lund	50,457,278	180,475	-	-	4,442,666
Patricia A. Negrón	45,215,638	5,422,115	-	-	4,442,666
Neil Offen	46,112,881	4,524,872	-	-	4,442,666
Thomas R. Pisano	46,109,305	4,528,448			4,442,666

Advisory Vote as to the Company’s Executive Compensation	49,747,660	-	862,824	27,26	4,442,666

Ratification of Pricewaterhouse Coopers LLP	43,528,544	-	11,510,632	41,243	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Ritch Wood
Ritch Wood
Chief Financial Officer

Date:  May 25, 2012